Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder High Yield Bond Fund (the "Fund") was held on October 24, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

          For           Against          Abstain       Broker Non-Votes*
          ---           -------          -------       -----------------

       6,162,540        198,573          167,260             17,947

2.    To elect Trustees.

                                                     Number of Votes:
                                                     ----------------

                        Trustee                For                   Withheld
                        -------                ---                   --------

           Henry P. Becton, Jr.             6,357,755                170,618

           Dawn-Marie Driscoll              6,357,022                171,351

           Peter B. Freeman                 6,356,586                171,787

           George M. Lovejoy, Jr.           6,356,915                171,458

           Dr. Wesley W. Marple, Jr.        6,356,591                171,782

           Daniel Pierce                    6,356,729                171,644

           Kathryn L. Quirk                 6,344,912                183,461

           Jean C. Tempel                   6,356,722                171,651

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                Number of Votes:
                                ----------------

         For           Against           Abstain       Broker Non-Votes*
         ---           -------           -------       -----------------
      6,004,222        282,412           223,792             17,947


                       25 - Scudder High Yield Bond Fund

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

         For           Against           Abstain       Broker Non-Votes*
         ---           -------           -------       -----------------
      6,179,294        253,585           210,921             17,947

5. To approve the revision of certain fundamental investment policies.


                                                                      Number of Votes:
                                                                      ----------------
                                                                                                     Broker
             Fundamental Policies                 For             Against          Abstain         Non-Votes*
             --------------------                 ---             -------          -------         ----------

         5.1   Diversification                 6,059,045          233,083          218,298           17,947
         5.2   Borrowing                       6,046,250          242,237          221,939           17,947
         5.3   Senior securities               6,055,820          233,897          220,709           17,947
         5.4   Concentration                   6,054,656          234,430          221,340           17,947
         5.5   Underwriting of securities      6,053,000          200,948          256,478           17,947
         5.6   Investment in real estate       6,054,877          201,786          253,763           17,947
         5.7   Purchase of physical            6,043,812          209,524          257,090           17,947
               commodities
         5.8   Lending                         6,052,793          201,569          256,064           17,947

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

           For                      Against                    Abstain
           ---                      -------                    -------

        6,211,399                   105,255                    211,719

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


                       26 - Scudder High Yield Bond Fund